UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 12, 2017
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Suite 1700, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On December 22, 2016, Graham Holdings Company (the “Company”) previously announced that effective March 31, 2017, Wallace R. Cooney will succeed Hal S. Jones as CFO upon Mr. Jones’ retirement. Additional information regarding Mr. Cooney and his background is included in the Company’s Current Report on Form 8-K filed on December 22, 2016 (the “Initial Filing”). This Amendment No. 1 amends the Initial Filing to include disclosure regarding Mr. Cooney’s compensation. In connection with his appointment as CFO, Mr. Cooney will receive an annual salary of $580,000 and will be eligible for an annual cash incentive bonus with a target of 50% of base salary, which will be payable based on the achievement of performance goals. Mr. Cooney will continue to participate in the Company’s performance-based incentive compensation plan for executive officers and key employees (the “Plan”) as described in the Company’s 2016 proxy statement. In connection with his appointment, the Compensation Committee of the Company’s Board of Directors awarded an additional 200 shares of restricted stock scheduled to vest on January 5, 2021, an additional 1,500 performance units under the 2017-2020 cycle Corporate Performance Unit Plan (for a total of 6,500 performance units), and approved the award of options to purchase up to 2,000 shares of Company stock, which options vest ratably over six years and expire at the end of ten years with an exercise price equal to the closing price of the Class B Common Stock on April 1, 2017 (grant date) plus a 3.5% compound annual growth rate over 10 years. In the event Mr. Cooney’s employment is terminated by the Company without cause prior to the final vesting date of such stock options, subject to his execution of an irrevocable release of claims in favor of the Company, the stock options scheduled to vest on the next vesting date after his date of termination will become vested (and any remaining unvested options will be forfeited), and he will have three months to exercise the then vested stock options. Upon a termination of Mr. Cooney’s employment for cause, he will forfeit all of the foregoing stock options that are then outstanding, whether vested or unvested.

(e) A description of the Company’s performance-based incentive compensation plan for executive officers and key employees is contained in the Company’s proxy statement for the 2016 annual meeting of stockholders as filed with the Securities and Exchange Commission on Schedule 14A on March 24, 2016, which description is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company
(Registrant)

Date: January 13, 2017	/s/ Nicole Maddrey
Nicole Maddrey Senior Vice President, Secretary and General Counsel